As filed with the Securities and Exchange Commission on October 18, 2013

Registration No. 333-191015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 3

to

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

AMERICAN HOMES 4 RENT

(Exact name of registrant as specified in governing instruments)

30601 Agoura Road, Suite 200

Agoura Hills, California 91301

(805) 413-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sara H. Vogt-Lowell

Senior Vice President and Chief Legal Officer

American Homes 4 Rent

30601 Agoura Road, Suite 200

Agoura Hills, California 91301

(805) 413-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James E. Showen G. Allen Hicks Hogan Lovells US LLP 555 Thirteenth Street N.W. Washington, D.C. 20004 Phone: (202) 637-5600 Facsimile: (202) 637-5910	William J. Cernius Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 Phone: (714) 540-1235 Facsimile: (714) 755-8290

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

American Homes 4 Rent has prepared this Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-191015) solely for the purpose of filing Exhibit 5.1.1. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in the Exhibit Table the filing of the aforementioned exhibit).

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and distribution of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the NYSE listing fee.

SEC registration fee	$17,053	(1)
FINRA filing fee	$19,475
NYSE listing fee	$14,720
Printing and engraving fees	$200,000
Legal fees and expenses	$365,000
Accounting fees and expenses	$70,000
Transfer agent and registrar fees	$7,500
Miscellaneous expenses	$10,000

Total	$703,748

(1)	Of this registration fee, $12,382.39 was paid using available funds from the past filings with the SEC.

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

On October 19, 2012, we issued an aggregate of 1,000 Class A common shares to AH LLC in connection with our formation in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

On November 20, 2012, and November 29, 2012, we issued an aggregate of 670,000 options to purchase our Class A common shares to members of our board of trustees and the executive team, employees and other service providers of American Homes 4 Rent Advisor, LLC, our former manager, under the 2012 Incentive Plan, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

On December 10, 2012, we completed a private placement of 35,360,898 Class A common shares to certain institutional and individual investors at a price per share of $15.00, for an aggregate offering price of approximately $530.4 million, and net proceeds of approximately $494.8 million after deducting initial purchaser’s discount and placement fees of $34.3 million and other offering expenses (the “Initial Private Placement”). The offer and sale of our Class A common shares in the Initial Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering.

On December 31, 2012, our operating partnership issued 653,492 3.5% convertible perpetual preferred units, which are convertible into Class A units any time after June 30, 2013, to AH LLC, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

On December 31, 2012, we issued 3,300,000 Class A common shares and 667 Class B common shares and our operating partnership issued 32,667 Class A units to AH LLC at a price of $15.00 per share or unit in exchange for the contribution of certain single-family properties valued at $49.4 million and $0.6 million in cash. No sales commission or other consideration was paid in connection with the issuance of these securities. The transaction was exempt from registration under Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

On February 28, 2013, we issued to AH LLC 634,408 Class B common shares, and our operating partnership issued to AH LLC 31,085,974 Series C units, in each case based upon a price per share or unit of $15.50, in exchange for the 2,770 single-family properties for a maximum agreed upon value of approximately $491.7 million, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

On March 14, 2013, we completed a private placement of 46,718,750 Class A common shares to certain institutional and individual investors at a price per share of $16.00, for an aggregate offering price of approximately $747.5 million, and net proceeds of approximately $703.5 million after deducting initial purchaser’s discount and placement fees of $42.4 million and other offering expenses (the “Follow-On Private Placement”, and together with the Initial Private Placement, the “Private Placements”). The offer and sale of our Class A common shares in the Follow-On Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering.

FBR Capital Markets & Co., or FBR, served as the initial purchaser and placement agent for the Private Placements. In both Private Placements, some of the Class A common shares were reoffered by FBR to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act or to certain persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act. The remainder of the Class A common shares were offered pursuant to a private placement to “accredited investors,” as defined in Rule 501 under the Securities Act, with FBR acting as the placement agent.

On June 10, 2013, in connection with our Management Internalization, our operating partnership issued to AH LLC 4,375,000 Series D units and 4,375,000 Series E units as consideration for the acquisition of our former manager and our former property manager from AH LLC, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

On June 11, 2013, we issued 43,609,394 Class A common shares to APFC and our operating partnership issued 12,395,965 Class A units to AH LLC as consideration for the Alaska Joint Venture Acquisition, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

On August 6, 2013, we issued 1,562,500 Class A common shares to APFC and 3,125,000 Class A common shares to AH LLC in private placements concurrent with our initial public offering, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

Item 34.	Indemnification of Trustees and Officers.

The Maryland statute governing REITs formed under the laws of that state, or the Maryland REIT law, permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our declaration of trust and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a trustee or officer of our company and at our request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be contributed to an account other than the appropriate capital account.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

(b)	Exhibits. The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number	Exhibit Document

1.1**	Form of Underwriting Agreement

2.1	Amended and Restated Contribution Agreement, dated December 28, 2012, by and among American Homes 4 Rent, American Homes 4 Rent, L.P., American Homes 4 Rent, Properties One LLC and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.2	First Amendment to Amended and Restated Contribution Agreement, dated January 30, 2013, by and among American Homes 4 Rent, American Homes 4 Rent, L.P., American Homes 4 Rent Properties One, LLC and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.3	Second Amendment to Amended and Restated Contribution Agreement, dated March 18, 2013, by and among American Homes 4 Rent, American Homes 4 Rent, L.P., American Homes 4 Rent Properties One, LLC and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 2.3 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.4	Contribution Agreement, dated February 25, 2013, by and among American Homes 4 Rent, LLC, American Homes 4 Rent, American Homes 4 Rent, L.P. and AH4R Properties Holdings, LLC (incorporated by reference to Exhibit 2.4 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.5	Contribution Agreement, dated May 28, 2013, by and among American Homes 4 Rent, LLC, American Homes 4 Rent and American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 2.5 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.6	Contribution Agreement, dated June 11, 2013, by and among American Homes 4 Rent, American Homes 4 Rent, LLC, Alaska Permanent Fund Corporation, American Homes 4 Rent, L.P., American Homes 4 Rent I, LLC and American Homes 4 Rent TRS, LLC (incorporated by reference to Exhibit 2.6 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

3.1	Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

3.2	First Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

Exhibit Number	Exhibit Document

3.3**	Form of Articles Supplementary for American Homes 4 Rent 5.000% Series A Participating Preferred Shares

3.4	Amended and Restated Bylaws of American Homes 4 Rent (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

4.1	Specimen Class A Common Share Certificate of American Homes 4 Rent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

5.1**	Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered

5.1.1	Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered

8.1**	Opinion of Hogan Lovells US LLP regarding certain tax matters

10.1	Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.2	First Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.3	Amended and Restated Second Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.4	Third Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.5	Fourth Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.6**	Form of Fifth Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P.

10.7	Registration Rights Agreement, dated November 21, 2012, by and among American Homes 4 Rent, American Homes 4 Rent Advisor, LLC and FBR Capital Markets & Co. (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.8	Registration Rights Agreement, dated March 14, 2013, by and among American Homes 4 Rent, American Homes 4 Rent Advisor, LLC and FBR Capital Markets & Co. (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.9	Registration Rights Agreement, dated June 10, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

Exhibit Number	Exhibit Document

10.10	Registration Rights Agreement, dated June 11, 2013, by and among American Homes 4 Rent and Alaska Permanent Fund Corporation (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.11	Investor Subscription Agreement, dated November 21, 2012, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.12	Amendment to Investor Subscription Agreement, dated April 16, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.13	Master Loan and Security Agreement, dated March 7, 2013, by and among American Homes 4 Rent Properties One, LLC, American Homes 4 Rent Properties Two, LLC, American Homes 4 Rent Properties Three, LLC, American Homes 4 Rent Properties Four, LLC, American Homes 4 Rent Properties Five, LLC, American Homes 4 Rent Properties Six, LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.14	Increased Commitment Supplement, Omnibus Joinder and Amendment Agreement, dated June 6, 2013, by and among American Homes 4 Rent Properties One, LLC, American Homes 4 Rent Properties Two, LLC, American Homes 4 Rent Properties Three, LLC, American Homes 4 Rent Properties Four, LLC, American Homes 4 Rent Properties Five, LLC, American Homes 4 Rent Properties Six, LLC, AH4R Properties, LLC, for itself and each of the entities listed in Annex I to the Increased Commitment Supplement, Omnibus Joinder and Amendment Agreement as Joining Borrowers, American Homes 4 Rent, L.P., American Homes 4 Rent, Wells Fargo Bank, National Association, Goldman Sachs Bank USA, J.P. Morgan Chase Bank N.A., and Bank of America, National Association (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.15	Second Omnibus Joinder Amendment Agreement, dated June 21, 2013, by and among American Homes 4 Rent Properties One, LLC, American Homes 4 Rent Properties Two, LLC, American Homes 4 Rent Properties Three, LLC, American Homes 4 Rent Properties Four, LLC, American Homes 4 Rent Properties Five, LLC, American Homes 4 Rent Properties Six, LLC, American Homes 4 Rent, L.P., AH4R Properties, LLC, for itself and the entities listed in Annex I to the Second Omnibus Joinder Amendment Agreement as Existing Borrowers, American Homes 4 Rent I, LLC, for itself and the entities listed in Annex I to the Second Omnibus Joinder Amendment Agreement as Joining Borrowers, Wells Fargo Bank, National Association, J.P. Morgan Chase Bank, N.A., Bank of America, National Association and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.16	Increased Commitment Supplement and Third Omnibus Amendment Agreement, dated September 30, 2013, by and among American Homes 4 Rent Properties One, LLC, American Homes 4 Rent Properties Two, LLC, American Homes 4 Rent Properties Three, LLC, American Homes 4 Rent Properties Four, LLC, American Homes 4 Rent Properties Five, LLC, American Homes 4 Rent Properties Six, LLC, American Homes 4 Rent, L.P., AH4R Properties, LLC, for itself and each of the entities listed in Annex I as Existing Borrowers, American Homes 4 Rent I, LLC, Wells Fargo Bank, National Association and J.P. Morgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-191173) filed September 30, 2013)

Exhibit Number	Exhibit Document

10.17	Employee Administration Agreement, dated June 10, 2013, by and among American Homes 4 Rent and Malibu Management Inc. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.18	Amended and Restated Agreement on Investment Opportunities, dated June 10, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.19†	Amended and Restated American Homes 4 Rent 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

10.20†	Form of Nonqualified Share Option Agreement (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.21†	Form of Indemnification Agreement with Trustees and Executive Officers (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.22	Share Purchase Agreement, dated July 18, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

10.23	Amendment to Registration Rights Agreement, dated July 18, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

10.24	Share Purchase Agreement, dated July 22, 2013, by and between American Homes 4 Rent and the Alaska Permanent Fund Corporation (incorporated by reference to Exhibit 10.22 to Amendment No. 3 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 30, 2013)

21.1**	List of Subsidiaries of American Homes 4 Rent

23.1	Consent of BDO USA, LLP

23.2**	Consent of John Burns Real Estate Consulting, LLC

23.3**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.4**	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to this registration statement (SEC File No. 333-191015) filed September 5, 2013)

99.1	John Burns Real Estate Consulting, LLC Market Study (incorporated by reference to Exhibit 99.1 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema.

Exhibit Number	Exhibit Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase.

101.LAB**	XBRL Taxonomy Extension Label Linkbase.

101.PRE**	XBRL Taxonomy Extension Presentation Link.

**	Previously filed.
†	Indicates management contract or compensatory plan.

Item 37.	Undertakings.

(a)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(b)	The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Agoura Hills, state of California on October 18, 2013.

AMERICAN HOMES 4 RENT

By:	/s/ David P. Singelyn
David P. Singelyn
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ David P. Singelyn	Date: October 18, 2013
David P. Singelyn Chief Executive Officer and Trustee (Principal Executive Officer)

By:	/s/ Peter J. Nelson	Date: October 18, 2013
Peter J. Nelson Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By:	*	Date: October 18, 2013
B. Wayne Hughes (Non-Executive Chairman)

By:	*	Date: October 18, 2013
John Corrigan Chief Operating Officer and Trustee (Trustee)

By:	*	Date: October 18, 2013
Dann V. Angeloff (Trustee)

By:	*	Date: October 18, 2013
Matthew J. Hart (Trustee)

By:	*	Date: October 18, 2013
James H. Kropp (Trustee)

By:	*	Date: October 18, 2013
Lynn Swann (Trustee)

By:	*	Date: October 18, 2013
Kenneth Woolley (Trustee)

By:	/s/ David P. Singelyn
Attorney-in-fact

Exhibit Index

Exhibit Number	Exhibit Document

1.1**	Form of Underwriting Agreement

2.1	Amended and Restated Contribution Agreement, dated December 28, 2012, by and among American Homes 4 Rent, American Homes 4 Rent, L.P., American Homes 4 Rent, Properties One LLC and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.2	First Amendment to Amended and Restated Contribution Agreement, dated January 30, 2013, by and among American Homes 4 Rent, American Homes 4 Rent, L.P., American Homes 4 Rent Properties One, LLC and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.3	Second Amendment to Amended and Restated Contribution Agreement, dated March 18, 2013, by and among American Homes 4 Rent, American Homes 4 Rent, L.P., American Homes 4 Rent Properties One, LLC and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 2.3 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.4	Contribution Agreement, dated February 25, 2013, by and among American Homes 4 Rent, LLC, American Homes 4 Rent, American Homes 4 Rent, L.P. and AH4R Properties Holdings, LLC (incorporated by reference to Exhibit 2.4 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.5	Contribution Agreement, dated May 28, 2013, by and among American Homes 4 Rent, LLC, American Homes 4 Rent and American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 2.5 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

2.6	Contribution Agreement, dated June 11, 2013, by and among American Homes 4 Rent, American Homes 4 Rent, LLC, Alaska Permanent Fund Corporation, American Homes 4 Rent, L.P., American Homes 4 Rent I, LLC and American Homes 4 Rent TRS, LLC (incorporated by reference to Exhibit 2.6 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

3.1	Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

3.2	First Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

3.3**	Form of Articles Supplementary for American Homes 4 Rent 5.000% Series A Participating Preferred Shares

3.4	Amended and Restated Bylaws of American Homes 4 Rent (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

4.1	Specimen Class A Common Share Certificate of American Homes 4 Rent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

Exhibit Number	Exhibit Document

5.1**	Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered

5.1.1	Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered.

8.1**	Opinion of Hogan Lovells US LLP regarding certain tax matters

10.1	Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.2	First Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.3	Amended and Restated Second Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.4	Third Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.5	Fourth Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P. (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.6**	Form of Fifth Amendment to Agreement of Limited Partnership of American Homes 4 Rent, L.P.

10.7	Registration Rights Agreement, dated November 21, 2012, by and among American Homes 4 Rent, American Homes 4 Rent Advisor, LLC and FBR Capital Markets & Co. (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.8	Registration Rights Agreement, dated March 14, 2013, by and among American Homes 4 Rent, American Homes 4 Rent Advisor, LLC and FBR Capital Markets & Co. (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.9	Registration Rights Agreement, dated June 10, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.10	Registration Rights Agreement, dated June 11, 2013, by and among American Homes 4 Rent and Alaska Permanent Fund Corporation (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.11	Investor Subscription Agreement, dated November 21, 2012, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.12	Amendment to Investor Subscription Agreement, dated April 16, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

Exhibit Number	Exhibit Document

10.13	Master Loan and Security Agreement, dated March 7, 2013, by and among American Homes 4 Rent Properties One, LLC, American Homes 4 Rent Properties Two, LLC, American Homes 4 Rent Properties Three, LLC, American Homes 4 Rent Properties Four, LLC, American Homes 4 Rent Properties Five, LLC, American Homes 4 Rent Properties Six, LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.14	Increased Commitment Supplement, Omnibus Joinder and Amendment Agreement, dated June 6, 2013, by and among American Homes 4 Rent Properties One, LLC, American Homes 4 Rent Properties Two, LLC, American Homes 4 Rent Properties Three, LLC, American Homes 4 Rent Properties Four, LLC, American Homes 4 Rent Properties Five, LLC, American Homes 4 Rent Properties Six, LLC, AH4R Properties, LLC, for itself and each of the entities listed in Annex I to the Increased Commitment Supplement, Omnibus Joinder and Amendment Agreement as Joining Borrowers, American Homes 4 Rent, L.P., American Homes 4 Rent, Wells Fargo Bank, National Association, Goldman Sachs Bank USA, J.P. Morgan Chase Bank N.A., and Bank of America, National Association (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.15	Second Omnibus Joinder Amendment Agreement, dated June 21, 2013, by and among American Homes 4 Rent Properties One, LLC, American Homes 4 Rent Properties Two, LLC, American Homes 4 Rent Properties Three, LLC, American Homes 4 Rent Properties Four, LLC, American Homes 4 Rent Properties Five, LLC, American Homes 4 Rent Properties Six, LLC, American Homes 4 Rent, L.P., AH4R Properties, LLC, for itself and the entities listed in Annex I to the Second Omnibus Joinder Amendment Agreement as Existing Borrowers, American Homes 4 Rent I, LLC, for itself and the entities listed in Annex I to the Second Omnibus Joinder Amendment Agreement as Joining Borrowers, Wells Fargo Bank, National Association, J.P. Morgan Chase Bank, N.A., Bank of America, National Association and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.16	Increased Commitment Supplement and Third Omnibus Amendment Agreement, dated September 30, 2013, by and among American Homes 4 Rent Properties One, LLC, American Homes 4 Rent Properties Two, LLC, American Homes 4 Rent Properties Three, LLC, American Homes 4 Rent Properties Four, LLC, American Homes 4 Rent Properties Five, LLC, American Homes 4 Rent Properties Six, LLC, American Homes 4 Rent, L.P., AH4R Properties, LLC, for itself and each of the entities listed in Annex I as Existing Borrowers, American Homes 4 Rent I, LLC, Wells Fargo Bank, National Association and J.P. Morgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-191173) filed September 30, 2013)

10.17	Employee Administration Agreement, dated June 10, 2013, by and among American Homes 4 Rent and Malibu Management Inc. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.18	Amended and Restated Agreement on Investment Opportunities, dated June 10, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.19†	Amended and Restated American Homes 4 Rent 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

Exhibit Number	Exhibit Document

10.20†	Form of Nonqualified Share Option Agreement (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.21†	Form of Indemnification Agreement with Trustees and Executive Officers (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

10.22	Share Purchase Agreement, dated July 18, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

10.23	Amendment to Registration Rights Agreement, dated July 18, 2013, by and among American Homes 4 Rent and American Homes 4 Rent, LLC (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

10.24	Share Purchase Agreement, dated July 22, 2013, by and between American Homes 4 Rent and the Alaska Permanent Fund Corporation (incorporated by reference to Exhibit 10.22 to Amendment No. 3 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 30, 2013)

21.1**	List of Subsidiaries of American Homes 4 Rent

23.1	Consent of BDO USA, LLP

23.2**	Consent of John Burns Real Estate Consulting, LLC

23.3**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.4**	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to this registration statement (SEC File No. 333-191015) filed September 5, 2013)

99.1	John Burns Real Estate Consulting, LLC Market Study (incorporated by reference to Exhibit 99.1 to Amendment No. 2 to the Company’s IPO Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase.

101.LAB**	XBRL Taxonomy Extension Label Linkbase.

101.PRE**	XBRL Taxonomy Extension Presentation Link.

**	Previously filed.
†	Indicates management contract or compensatory plan.

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